2nd Quarter Fiscal 2025 Earnings Presentation Exhibit 99.2

Safe-Harbor Statement © 2025 Lindsay Corporation This presentation contains forward-looking statements that are subject to risks and uncertainties, and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, financial results and planned financing. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Investors should understand that a number of factors could cause future economic and industry conditions and the Company’s actual financial condition and results of operations to differ materially from management’s beliefs expressed in the forward-looking statements contained in this presentation. These factors include those outlined in the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission, and investors are urged to review these factors when considering the forward-looking statements contained in this presentation. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For additional financial statement information, please see the Company’s earnings release dated April 3, 2025.

© 2025 Lindsay Corporation Key Highlights Quarterly net earnings increase 47 percent and diluted EPS increase 49 percent International project volume in the Middle East and North Africa (MENA) region contributes to 11 percent revenue growth in irrigation Infrastructure revenues more than double on the completion of a large Road Zipper System™ project Plans are in place to mitigate the potential impact of tariffs and retaliatory actions

Second Quarter Summary © 2025 Lindsay Corporation Revenues increased $35.5 million, or 23 percent, compared to the prior year Irrigation increased $15.1 million Infrastructure increased $20.4 million Operating income increased $10.0 million, or 45 percent, compared to the prior year Irrigation increased $1.7 million Infrastructure increased $9.8 million Corporate expense increased $1.5 million Diluted EPS increased 49 percent compared to the prior year +23% +45% +49% Revenue Operating Income (with operating margin) Diluted EPS

Irrigation – Current Market Factors As of February 2025, U.S. corn prices increased approximately 20 percent and soybean prices decreased approximately 9 percent compared to February 2024 In February 2025, the USDA estimated 2025 U.S. net farm income to be $180.1 billion, an increase of 29 percent from 2024 U.S. net farm income of $139.1 billion The projected increase anticipates higher government support payments Cash receipts for crops are projected to decline by 2 percent Net farm income for 2024 declined 6 percent from the prior year In Brazil, commodity prices are improving, however rising interest rates continue to be a headwind for investment Project opportunities in developing international markets continue to be active, driven by secular megatrends of food security and water scarcity Proposed tariffs and the threat of retaliatory actions by other countries creates some uncertainty in the market © 2025 Lindsay Corporation

Irrigation Segment – Second Quarter Summary © 2025 Lindsay Corporation North America revenue of $77.1 million decreased 7 percent Lower unit sales volume as demand remains tempered Slightly lower average selling prices and lower sales of replacement parts Unit sales volume breakdown by category: Replacement 49%, Conversion 29%, Dryland 22% International revenue of $71.0 million increased 42 percent Continued delivery of the large project in the MENA region Increased sales in other parts of the MENA region Unit sales volume in Brazil was comparable to the prior year Unfavorable effects of foreign currency translation of $4.7 million Operating income of $27.4 million increased 7 percent Increase resulted primarily from higher revenues Larger percentage of international project revenues resulted in some dilution to operating margin compared to the prior year Revenue +7% +11% Operating Income (with operating margin) 6 $ in millions

Infrastructure – Current Market Factors Infrastructure Investment and Jobs Act (IIJA) funding includes $110 billion in incremental federal funding for roads, bridges, and other transportation projects Inflation on material prices and labor costs have offset some of the impact of incremental funding Through December 2024, approximately 53 percent of the IIJA funds have been committed to the states, and 33 percent of the funds have been reimbursed to the states The value of U.S. highway & bridge construction activity through December 2024 increased 4 percent compared to the prior year The Road Zipper project pipeline continues to be actively managed, however the timing of individual projects remains challenging to predict © 2025 Lindsay Corporation

Infrastructure Segment – Second Quarter Summary © 2025 Lindsay Corporation Revenue of $38.9 million increased 110 percent Completion of a large Road Zipper System™ project valued at over $20 million Lower Road Zipper System™ lease revenue Lower sales of road safety products Operating income of $13.3 million increased 278 percent Increase resulted from higher revenues and a more favorable margin mix of revenues Road Zipper System™ project sales represented a higher percentage of revenues compared to the prior year Revenue +278% Operating Income (with operating margin) +110% $ in millions

© 2025 Lindsay Corporation Ample Liquidity to Execute Capital Allocation Priorities $237M Available liquidity Current Liquidity 1.0x Gross Debt to EBITDA leverage Substantial Room to add Leverage No Near-Term Debt Maturities $115M Total Debt Matures in 2030

Capital Allocation Priorities © 2025 Lindsay Corporation Working capital to support sales growth New product development Capacity and productivity investments Align with strategic growth priorities Leverage or add to existing capabilities Deliver return on invested capital Increase annual dividends Opportunistic share repurchase Support Growth and Profitability of Current Businesses Acquisitions Return Capital to Shareholders

Innovation Leadership: Addressing Global Megatrends © 2025 Lindsay Corporation Capitalizing on global megatrends Megatrends Innovation Leadership Innovative sustainable solutions for growers across the globe Mobilizing global populations safely and sustainably Food Security Water Scarcity Land Availability Aging Infrastructure Mobility Safety Increased Safety Standards

Strong Commitment to Sustainable Practices © 2025 Lindsay Corporation Our mission is to conserve natural resources, expand our world’s potential, and enhance the quality of life for people. Investing in sustainable technologies Improving our operational footprint Empowering and protecting our people Engaging in our local communities Operating with integrity

Appendix © 2025 Lindsay Corporation

U.S. Corn Prices Source: Trading Economics © 2025 Lindsay Corporation USD/BU

U.S. Soybean Prices © 2025 Lindsay Corporation USD/BU Source: Trading Economics

Soybean Cash Price Index – Brazil Source:Cepea © 2025 Lindsay Corporation 2023 2024 2025 R$/bag

Brazil Central Bank Interest Rate Source: Trading Economics| Banco Central do Brasil © 2025 Lindsay Corporation Percent

United States Drought Condition Source: US Drought Monitor, March 2025 2024 2025 © 2025 Lindsay Corporation